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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24595 registering 6,313,432 shares of common stock pursuant to the Employee Stock Purchase and Savings Plan, Employee Stock Option Plan, Revised and Amended 1996 Stock Incentive Plan, Non-Qualified Stock Option Agreement and Restricted Stock Agreement and Form S-8 No. 333-41979 registering 1,500,000 shares of common stock pursuant to the 1997 Non-Officer Stock Option Plan, and Form S-3 No. 333-64427 for the registration of EEX Corporation debt securities, preferred stock, warrants, and common stock, and Form S-8 No. 333-81203 registering 2,500,000 shares of common stock pursuant to the Amended and Restated 1998 Stock Incentive Plan) of EEX Corporation of our report dated February 20, 2002, except for Note 25 as to which the date is March 11, 2002, with respect to the consolidated financial statements of EEX Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                      ERNST & YOUNG LLP

Houston, Texas
April 11, 2002